Household Finance Corporation
Household Consumer Loan Corporation
Household Consumer Loan Trust 1997-2		Total 2001 Payments
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Original Principal Class A	1,050,000,000.00
Class A-1	912,000,000.00
Class A-2	48,000,000.00
Class A-3	90,000,000.00
Number of Class A Bonds (000's)	1,050,000.00
Class A-1	912,000.00
Class A-2	48,000.00
Class A-3	90,000.00
Original Principal Class B	57,000,000.00
Number of Class B Bond (000's)	57,000.00
Original Principal Certificates	42,000,000.00
Number of Certificates Bond (000's)	42,000.00

Class A-1 Principal Distribution		57,469,344.77
Class A-1 Interest Distribution		10,083,339.95

Class A-2 Principal Distribution		8,844,662.69
Class A-2 Interest Distribution		2,147,977.66

Class A-3 Principal Distribution		17,690,520.50
Class A-3 Interest Distribution		2,679,766.14

Class B Principal Distribution		9,397,877.39
Class B Interest Distribution		1,817,124.73

Certificates Principal Distribution		7,739,428.43
Certificates Interest Distribution		1,599,613.72